EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of EXACT Sciences Corporation of our report dated March 13, 2007, with respect to the consolidated financial statements of EXACT Sciences Corporation, included in the 2006 Annual Report to Shareholders of EXACT Sciences Corporation. Our audits also included the financial statement schedules of EXACT Sciences Corporation listed in Item 15(a). These schedules are the responsibility of EXACT Sciences Corporation’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is March 13, 2007, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statement (Form S-3 No. 333-108679) of EXACT Sciences Corporation,

(2)         Registration Statement (Form S-8 No. 333-54618) pertaining to the 2000 Stock Option and Incentive Plan of EXACT Sciences Corporation,

(3)         Registration Statement (Form S-8 No. 333-123584) pertaining to the 2000 Stock Option and Incentive Plan of EXACT Sciences Corporation, and

(4)         Registration Statement (Form S-8 No. 333-141323) pertaining to the 2000 Stock Option and Incentive Plan of EXACT Sciences Corporation;

of our report dated March 13, 2007, with respect to the consolidated financial statements of EXACT Sciences Corporation incorporated herein by reference, our report dated March 13, 2007, with respect to EXACT Science Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of EXACT Sciences Corporation, included herein, and our report included in the preceding paragraph with respect to the financial statement schedules of EXACT Sciences Corporation included in this Annual Report (Form 10-K) of EXACT Sciences Corporation.

/s/ Ernst & Young LLP
Boston, Massachusetts
March 13, 2007